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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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     (as permitted by Rule 14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to Section 240.14a-12


                           NAUTICA ENTERPRISES INC.
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                (Name of Registrant as Specified In Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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                                      LOGO

    YOUR VOTE IS IMPORTANT TO THE FUTURE OF YOUR COMPANY AND YOUR INVESTMENT

                PLEASE VOTE THE ENCLOSED WHITE PROXY CARD TODAY

                                                                   June 17, 2003

Dear Fellow Nautica Enterprises, Inc. Stockholder:

     We strongly urge you to re-elect your entire eight-member Board of Directors at Nautica Enterprises' Annual Meeting on July 8, 2003 and enable your Company to continue the progress it is making in generating growth and building value for all stockholders.

     YOUR COMPANY'S BOARD IS COMPRISED OF EIGHT HIGHLY QUALIFIED INDIVIDUALS COMMITTED TO BUILDING STOCKHOLDER VALUE. This Board, with senior management, has developed and is overseeing the implementation of a Three-Phase Strategy intended to transform your Company to fuel growth and build value for stockholders. Your Company today is making substantial progress in fulfilling this plan. We strongly believe that continuing the course set by the Board and senior management -- without interruption -- is in the best interest of all Nautica Enterprises stockholders.

     As you may know, a group led by Barington Companies Equity Partners, L.P. ("Barington") has initiated a distracting and disruptive proxy fight to elect three of their nominees to your Company's Board to replace three incumbent directors. They also seek to change certain of your Company's By-laws.

     WE URGE YOU TO PROTECT YOUR BEST INTERESTS BY REJECTING BARINGTON'S PROXY SOLICITATION, THE BARINGTON NOMINEES AND THE OTHER BARINGTON PROPOSAL, AND BY SIGNING, DATING, AND RETURNING THE ENCLOSED WHITE PROXY CARD TO ELECT YOUR COMPANY'S ENTIRE EIGHT-MEMBER BOARD.

        YOUR COMPANY'S BOARD IS COMMITTED TO BUILDING STOCKHOLDER VALUE

OUR BRANDS: A POWERFUL PLATFORM FOR GROWTH

     Nautica Enterprises today enjoys a number of key strengths, not least of which is the worldwide recognition and global strength of our Nautica brand. Global sales of Nautica-branded products increased 7.6% over the 2001-2003 Fiscal years.

     In fact, Nautica-branded products, including those licensed by the Company to other manufacturers, achieved approximately $2 billion in sales (at retail value) during this time period, reflecting both worldwide demand for our merchandise and the global power and popularity of our brand. We're also encouraged by the success that we have had with our recently added Earl Jean brand, which helped us to diversify our brand portfolio and enter additional distribution channels at higher gross margins.

OUR TRANSFORMATION STRATEGY: A THREE-PHASE PLAN

     Recognizing the challenges presented by a continuing weak retail environment -- particularly in our core Nautica Men's Sportswear category, and in our primary department store distribution channel -- Nautica Enterprises has been pursuing a three-phase strategy of transformation designed to grow our businesses and build stockholder value.

A cornerstone of this strategy is flexibility: We are constantly analyzing our performance, with specific targets and timetables set for each business. We are ready to move quickly in implementing performance improvement measures, and, where necessary, to eliminate underperforming contributors such as Nautica Europe. OUR OBJECTIVE IS TO CREATE VALUE THAT WILL BE RECOGNIZED IN THE MARKET FOR SHARES OF NAUTICA ENTERPRISES' COMMON STOCK.

PHASE ONE: MAXIMIZING OPERATIONAL EFFICIENCIES

     Initiatives we began in fiscal year 2002 to maximize the operational efficiency of your Company are now largely completed. From streamlining our distribution to improving key metrics such as gross margins and inventory productivity, Phase One of our strategy has been an unqualified success. The consolidation of our distribution facilities into one state-of-the-art center in Martinsville, Virginia is generating cost savings of $0.07 to $0.08 per share, or $3 to $4 million, annually and has resulted in improved transit time and lower freight expenses.

     We are also pleased with our gross margin improvements, up from 41.1% for the 2002 fiscal year to 42.7% for the 2003 fiscal year, with a projected increase to 43.2% for the 2004 fiscal year. Our inventory productivity is similarly impressive, with inventory turns up 18% from fiscal 2002 to fiscal 2003, which has generated significant working capital improvements.

PHASE TWO: RATIONALIZING BUSINESSES FOR IMPROVED PERFORMANCE

     We are currently taking additional actions to rationalize our businesses for improved performance -- actions that we expect to be substantially completed by the end of the 2004 fiscal year (February 28, 2004). We have successfully transitioned our Earl Jean operations from Los Angeles to New York and are in the process of eliminating our investment exposure in Nautica Europe. At the same time, we are pursuing cost reduction opportunities in connection with our Rockefeller Plaza store in New York and exploring licensing and other growth initiatives for our John Varvatos business.

     Most importantly, we are intensely focused on improving the performance of our Nautica Men's Sportswear business. With new leadership installed in May 2003, we plan to return to our fashion roots and concentrate on our traditional core outerwear, swimwear and activewear categories. Supporting this initiative is an enhanced marketing and advertising plan.
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PHASE THREE: ENHANCING STOCKHOLDER VALUE OVER THE LONG TERM

DIVERSIFICATION AND BRAND EXPANSION

     Central to our longer-term strategy for enhancing stockholder value is a program of diversification and brand expansion that leverages the power of our brands and extends it into high-growth areas. We have already experienced a number of key successes, including our Nautica Men's Jeans business -- currently one of the best-trending young men's lines in department stores -- and in our Nautica Sleepwear and Underwear lines, which generated double-digit net sales growth in the 2003 fiscal year. In addition, our Nautica Children's line has become a growth vehicle in the outlet distribution channel, yielding strong operating margins, and our licensing expansion into home collection, women's swimwear and fragrance has yielded favorable results.

     Going forward, we have planned a number of diversification and brand expansion initiatives that will allow us to leverage our existing infrastructure more fully. These include the expansion of our Earl Jean brand into new market categories, as well as the Fall 2003 launch of Nautica Necessities -- our infant clothing line -- and Nautica Men's Jeans, Sleepwear and Underwear.

A STRONG BALANCE SHEET PROVIDES AMPLE RESOURCES FOR NEW INITIATIVES

     To maximize flexibility as we pursue our disciplined transformation strategy, Nautica Enterprises has consciously maintained a strong balance sheet, providing the means with which to fund our diversification and brand extension plans, as well as a range of possible future initiatives to enhance stockholder value. YOUR COMPANY'S BALANCE SHEET IS UNMATCHED AMONG ITS INDUSTRY PEERS: WE HAVE VIRTUALLY NO BANK DEBT, STRONG FREE CASH FLOW -- $36.3 MILLION FOR THE 2001 FISCAL YEAR, $46.9 MILLION FOR THE 2002 FISCAL YEAR AND $36.4 MILLION FOR THE 2003 FISCAL YEAR -- AND $83 MILLION IN CASH ON OUR BALANCE SHEET AT THE END OF THE 2003 FISCAL YEAR, WHICH ENABLES US TO PURSUE POTENTIAL ACQUISITIONS.

YOUR COMPANY'S BOARD IS COMMITTED TO STRONG CORPORATE GOVERNANCE

     The discipline and focus that the senior management brings to your Company is mirrored in your Company's commitment to strong corporate governance. Executive compensation is regularly reviewed by the Board's compensation committee, which is composed entirely of independent directors. According to independent studies provided to the compensation committee, the Company's executive compensation is consistent with practices at other companies across our industry peer group.

     Moreover, your Board endorses and is committed to full compliance with all corporate governance requirements under the new Sarbanes-Oxley guidelines and the proposed NASDAQ National Market rules. Accordingly, your Company's Board intends to search for and add two new independent directors by the Company's annual meeting in 2004. We intend to appoint highly qualified directors with the appropriate experience and relationships who are committed to serving YOUR best interests.

            BARINGTON: NOT COMMITTED TO SERVING YOUR BEST INTERESTS

     Barington Companies Equity Partners, L.P., led by James A. Mitarotonda, who wants a seat on your Company's Board, IS AN INVESTMENT FIRM THAT IN THE PAST TWO YEARS ALONE HAS ENGAGED IN SUCCESSIVE PROXY FIGHTS AGAINST SIX PRIMARILY MICRO-CAP COMPANIES IN THE INTERNET AND FINANCIAL SERVICES FIELDS. Barington made its first investment in Nautica Enterprises only seven weeks before filing its proxy proposal and now seeks substantial control of your Company by obtaining three board seats. From their history, Barington and its nominees, Mr. Mitarotonda, William J. Fox, and Michael Steinberg, have:

     - No direct experience in the apparel manufacturing industry;

     - A trail of quick-buck strikes at unrelated businesses;

     - No track record for building sustained stockholder value.

     In short, we believe placing Barington's nominees on your Company's Board is NOT in the best interests of all stockholders.

     YOUR COMPANY'S BOARD AND SENIOR MANAGEMENT TOGETHER ARE THE RIGHT TEAM ON THE RIGHT TRACK. Our strategy for transformation is yielding results at a challenging time in the men's apparel business, and we possess the funding, infrastructure, management skills and expertise for significant further progress. At the same time, we remain committed to exploring fully all opportunities to enhance stockholder value in a manner that is sustaining and for the long term.

     In short, we urge you to protect your investment and enable Nautica Enterprises to stay focused on a successful transformation by re-electing the entire Board.

     PLEASE SIGN, DATE, AND RETURN THE ENCLOSED WHITE PROXY CARD TO ELECT YOUR COMPANY'S ENTIRE EIGHT-MEMBER BOARD.

     Thank you for your attention to this important matter.

                                          Sincerely,

                                          /s/ Harvey Sanders
                                          Harvey Sanders
                                          Chairman and Chief Executive Officer

                           FORWARD-LOOKING STATEMENTS

     Certain statements made in this letter and other written or oral statements made by or on behalf of the Company may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations of future events and are subject to a number of risks and uncertainties that may cause the Company's actual results to differ materially from those described in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These factors and uncertainties include, among others: the risk that new businesses of the Company will not be integrated successfully; the risk that the Company will experience operational difficulties with its distribution facility; the overall level of consumer spending on apparel; dependence on sales to a limited number of large department store customers; risks related to extending credit to customers; actions of existing or new competitors and changes in economic, political or health conditions in the markets where the Company sells or sources its products, including with respect to SARS; downturn or generally reduced shopping activity caused by public safety concerns; risks associated with consolidations, restructurings and other ownership changes in the retail industry; changes in trends in the market segments in which the Company competes; risks associated with uncertainty relating to the Company's ability to launch, support and implement new product lines; effects of competition; changes in the costs of raw materials, labor and advertising; the ability to secure and protect trademarks and other intellectual property rights; risks associated with the relocation of Earl Jean, Inc.; the risk that the cost of transitioning the Nautica Europe business to licensing or other key arrangements will be more than anticipated or that the Company will not be able to negotiate acceptable terms; and, the impact that any labor disruption at the Company's ports of entry could have on timely product deliveries. These and other risks and uncertainties are disclosed from time to time in the Company's filings with the Securities and Exchange Commission, including the "Forward-Looking and Cautionary Statements" section of the Company's Annual Report on Form 10-K for the fiscal year ended March 1, 2003, in the Company's press releases and in oral statements made by or with the approval of authorized personnel. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

   If you have any questions about the proxy solicitation or need additional information
      about the Nautica Enterprises stockholders' meeting, please contact
                  MacKenzie Partners, Inc. as set forth below:

                                (MACKENZI LOGO)

                               105 Madison Avenue
                            New York, New York 10016
                          proxy@mackenziepartners.com
                          Call Collect: (212) 929-5500
                                       or
                            TOLL-FREE (800) 322-2885